STARCO BRANDS REPORTS 2017 FINANCIAL RESULTS

- Strong sequential growth in fourth quarter caps 2017 reorganization -

- World class team and new business model set stage for significant growth in 2018 -

(SANTA MONICA, CA – April 2, 2018) – Starco Brands (OTC: STCB) reported financial results for the fourth quarter and full year ended December 31, 2017 as the Company resets for its first full year under the new business model in 2018.

2017 Highlights:

•

Strategic pivot to creating and marketing behavior-changing brands manufactured by our licensing partner The Starco Group (TSG);

•

Initial royalty revenue from the launch of Breathe™ household cleaning aerosol line, our first major proprietary brand, which launched in all Wegmans stores and garnered three prestigious consumer product awards;

•

Appointment of Ross Sklar of The Starco Group as CEO of Starco Brands;

•

Distribution and sales agreement with United Natural Foods, Inc.

•

Change of the company’s name to Starco Brands, and its stock trading symbol to STCB; and

•

Assembly of world-class Brand Advisory Board consisting of proven brand-builders.

Fourth Quarter and Full Year 2017 Financial Results

Net revenues for the fourth quarter were $5,158, up 70% sequentially over the $3,027 reported in the third quarter of 2017, bringing total net revenues in 2017 to $8,185. (Comparisons to 2016 results are not relevant, as the Company was inactive and restructuring prior to mid- 2017. Revenues under the new business model did not begin until the second half of 2017.) Net revenues in 2017 consisted of royalties from TSG’s sales of Breathe products, and represented the first operating revenues under the new business model.

Operating expenses totaled $251,713 for the fourth quarter, and $690,667 for the full year. The net loss for the fourth quarter was $225,092, or $0.08 per diluted share. For the full year, the net loss was $728,403, or $0.47 per diluted share. Adjusted EBITDA was negative $246,555 for the fourth quarter, and negative $677,014 for the full year. See note below on “Use of Non-GAAP Financial Information.”

Management Commentary

“We entered 2017 with an ambitious agenda to completely overhaul and reinvent the company under an entirely new business model utilizing new products. I am pleased to report we accomplished the restructuring and ended the year with impressive momentum,” said Starco Brands’ CEO Ross Sklar. “We assembled a world class group of proven brand-builders and marketers, launched Breathe, the first of many breakthrough products we are developing, and set the stage for a year of exciting growth in 2018.”

Mr. Sklar continued, “In recent months, several more retailers have begun carrying Breathe, and we are making progress on other new ground-breaking products to be launched with major retailers in 2018. Our partnership with the $8 billion distribution company UNFI sets us up for broader distribution into channels that are in line with our health conscience products. We believe our platform, with a low-overhead and high-margin royalty model, will allow us to create significant shareholder value in the coming years.”

Mr. Sklar added, “Breathe is the only household cleaning aerosol line that is approved by the EPA’s Safer Choice Program globally and is currently on shelves at all Wegmans Food Markets, a 93-store grocery chain known for its innovation.”

Subsequent Events

Reverse stock split – on February 20th, 2018, a previously announced thirty-for-one reverse stock split took effect, reducing the number of shares from 72.5 million shares to 2.4 million.

Stock issuance – On February 26th, 117.3 million shares were issued to officers and directors for services rendered, and 30.3 million shares were issued to various service providers, bringing the total number of shares as of March 18th, 2018 to 150.0 million.

Marketing team assembled - On February 23rd, the Company introduced its Brand Advisory Board (BAB), whose members include David Dreyer (Marketing), Xanthe Wells (Creative), Lisa Becker (Public Relations) and Kendra Bracken-Ferguson (Digital and Social Media). Each member of the BAB has over 15 years of experience their field; the brands they have helped build, grow and promote are some of the most iconic in the world, including Apple, PlayStation, Ford, Pepsi, Nest, Infiniti, Burger King, Dr. Pepper, GRAMMYs, Sara Lee, Pizza Hut and others.

Outlook

The Company expects revenues to grow significantly in 2018, driven by expanded distribution of Breathe products, new product and brand launches and by the addition of product licenses to be acquired during the coming year. Operating expenses are expected to grow as the Company expands its marketing team and activities.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.”

About Starco Brands

Starco Brands was incorporated in 2010 under a different operating Company engaged in direct response marketing of consumer goods. The Company reorganized in 2017 under our current name and with a renewed model and focus. The Company secured the exclusive and royalty free license rights to a body of intellectual property from The Starco Group (TSG), a Los Angeles-based manufacturer of consumer products.  This allows Starco Brands to focus on creating and developing new products and brands, while TSG manufactures and ships the products. For more information, investors should visit www.starcobrands.com.

About The Starco Group

The Starco Group was founded in 2010 by Ross Sklar and today is a large-scale and highly diversified manufacturer of a wide range of consumer products, including household cleaning, air care, DIY/hardware, arts & crafts, personal care, OTC’s, food, beverage and spirits. For more information, visit www.thestarcogroup.com.

Cautionary Note on Forward-Looking Statements

This press release may include forward-looking information and statements within the meaning of federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, factors discussed in our public filings, including the risk factors included in  the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

STARCO BRANDS, INC. (FORMERLY INSYNERGY PRODUCTS, INC.) BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash	$314,181	$-
Accounts receivable	4,692	-
Prepaid and other assets	43,218	6,601
Total Current Assets	362,091	6,601

Deposit	3,500	3,500
Total Assets	$365,591	$10,101

LIABILITIES AND STOCKHOLERS' DEFICIT
Current Liabilities:
Accounts payable	$194,462	$417,387
Other payables and accruals	276,149	270,988
Accrued compensation	30,050	87,850
Due to an officer	-	1,393
Loan payable – related party	362,664	-
Notes payable	33,158	21,400
Total Current Liabilities	896,483	799,018
Total Liabilities	896,483	799,018
Stockholders' Deficit:
Common Stock par value $0.001 300,000,000 shares authorized, 2,417,569 and 920,185 shares issued, respectively	2,418	920
Additional paid in capital	14,965,081	14,580,151
Common stock to be issued	600,000	-
Accumulated deficit	(16,098,391)	(15,369,988)
Total Stockholders' Equity	(530,892)	(788,917)
Total Liabilities and Stockholders' Deficit	$365,591	$10,101

STARCO BRANDS, INC. (FORMERLY INSYNERGY PRODUCTS, INC.) STATEMENTS OF OPERATIONS
	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Revenues, net	$5,158	$223,313	$8,185	$426,154
Costs of goods sold	-	-	-	(503,946)
Gross margin	5,158	223,313	8,185	(77,792)

Operating Expenses:
Compensation expense	108,018	84,961	258,515	282,711
Professional fees	28,588	9,924	85,824	63,444
General and administrative	115,107	57,711	346,328	282,739
Total operating expenses	251,713	152,596	690,667	628,894

Income (Loss) from operations	(246,555)	70,717	(682,482)	(706,686)

Other Income (Expense):
Interest expense	(13,596)	(3,378)	(49,035)	(7,319)
Loss on conversion of debt	-	-	(259,739)	-
Loss on disposal of property and equipment	-	-	-	(20,461)
Interest income	42	-	79	-
Other income	3,000	-	9,000	-
Gain on extinguishment of debt	32,017	800	253,774	20,435
Total other income (expense)	21,463	(2,578)	(45,921)	(7,345)

Loss before provision for income taxes	(225,092)	68,139	(728,403)	(714,031)
Provision for income taxes	-	-	-	-

Net Loss	$(225,092)	$68,139	$(728,403)	$(714,031)

Loss per Share, Basic & Diluted	$(0.08)	$0.08	$(0.47)	$(0.81)
Weighted Average Shares Outstanding, Basic & Diluted	2,417,569	876,562	1,558,363	876,682

STARCO BRANDS, INC. (FORMERLY INSYNERGY PRODUCTS, INC.) STATEMENTS OF CASH FLOWS
	For the Years Ended December 31,
	2017	2016
CASH FLOW FROM OPERATING ACTIVITES:
Net loss	$(728,403)	$(714,031)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	-	14,839
Loss on disposal of property and equipment	-	20,461
Loss on inventory	-	499,861
Gain on extinguishment of debt	(253,774)	(20,435)
Additional shares issued for prior debt conversion	259,739	-
Contributed services	31,200	-
Stock based compensation	5,468	-

Changes in Operating Assets and Liabilities:
Accounts receivable	(4,692)	158,482
Prepaids & other assets	(36,617)	84,132
Inventory	-	4,085
Accounts payable	9,449	194,703
Product returns & allowances	-	(609,770)
Accrued expenses	120,655	318,604
Net Cash Used in Operating Activities	(596,975)	(49,069)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from a related party	283,649	115,429
Repayment of officer advance	(5,651)	(56,574)
Proceeds from the sale of common stock	600,000	-
Proceeds from notes payable	81,270	36,843
Payments on notes payable	(48,112)	(87,114)
Net Cash Provided by Financing Activities	911,156	8,584
Net Increase (Decrease) in Cash	314,181	(40,485)
Cash at Beginning of Year	-	40,485
Cash at End of Year	$314,181	$-

Reconciliation of Net Income to Adjusted EBITDA

CONTACT:

INVESTORS/FINANCIAL PRESS

Liolios

Sean McGowan

949.574.3860

smcgowan@liolios.com